UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2019 (December 13, 2019)

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code:  +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2019, our board of directors (the "Board"), upon recommendation of the Remuneration Committee, increased the annual base salary of Alex M.R. Smith, our Chief Financial Officer and Nunthakumarin Pillay, our Managing Director: Southern Africa, to  $386,000, and ZAR 5,000,000 ($341,997 based on the December 13, 2019, $/ZAR rate of $1: ZAR14.61), respectively. The increase in annual base salary in each case was effective July 1, 2019.  The base salary of Mr. Herman G. Kotzé, our Chief Executive Officer, remained unchanged at $721,000

In addition, the Board adopted a cash incentive award plan for fiscal 2020 for Messrs. Kotzé, Smith, and Pillay.

Cash Incentive Award Plan for Fiscal 2020

Under the cash incentive award plan, each of Messrs. Kotzé, Smith and Pillay, will be eligible to earn a cash incentive award based on a number of quantitative factors that directly impact our fiscal 2020 financial performance and his individual contribution toward the achievement of certain objectives described under "Qualitative Portion of the Cash Incentive Award Plan" below. The terms of the cash incentive award plan are not contained in a formal written document, but are summarized below.

Mr. Herman Kotzé

The cash incentive award plan provides for a target level cash incentive award of 100% of Mr. Kotzé's annual base salary for fiscal 2020. Under the plan, 70% will be based on quantitative factors, as described below, and 30% will be based on qualitative factors. The quantitative portion of the award can increase to a maximum of 150% of Mr. Kotzé's base salary multiplied by 0.70, based on the achievement of the maximum target.

The qualitative portion of the award is limited to 30% of Mr. Kotzé's annual base salary and is based on the performance criteria applicable to him listed below under "Qualitative Portion of the Cash Incentive Award Plan."

Mr. Kotzé's maximum award under the 2020 cash incentive award plan represents 135% of his fiscal 2020 base salary, or $973,350.

Mr. Alex Smith

The cash incentive award plan provides for a target level cash incentive award of 75% of Mr. Smith's annual base salary for fiscal 2020. Under the plan, 70% will be based on quantitative factors, as described below and 30% will be based on qualitative factors. The quantitative portion of the award can increase to a maximum of 112.50% of Mr. Smith's base salary multiplied by 0.70, based on the achievement of the maximum target.

The qualitative portion of the award is limited to 22.50% of Mr. Smith's annual base salary and is based on performance criteria applicable to him listed below under "Qualitative Portion of the Cash Incentive Award Plan."

Mr. Smith's maximum award under the 2020 cash incentive award plan represents 101.30% of his fiscal 2020 base salary, or $390,825.

Mr. Nunthakumarin Pillay

The cash incentive award plan provides for a target level cash incentive award of 75% of Mr. Pillay's annual base salary for fiscal 2020. Under the plan, 60% will be based on quantitative factors, as described below, and 40% will be based on qualitative factors. The quantitative portion of the award can increase to a maximum of 112.50% of Mr. Pillay's base salary multiplied by 0.60, based on the achievement of the maximum target.

The qualitative portion of the award is limited to 30% of Mr. Pillay's annual base salary and is based on  performance criteria applicable to him listed below under "Qualitative Portion of the Cash Incentive Award Plan."

Mr. Pillay's maximum award under the 2020 cash incentive award plan represents 97.50% of his fiscal 2020 base salary, or approximately ZAR 4,875,000.

Quantitative Portion of the Cash Incentive Award Plan

Mr. Kotzé, Mr. Smith, and Mr. Pillay will each be entitled to receive an amount equal to 70%, 52.50% and 45%, respectively of their individual annual base salary if specified quantitative targets are achieved. Messrs. Kotzé and Smith's specified quantitative targets including certain corporate transactions, as well as growth and operational performance of all sectors of the business. Mr. Pillay's quantitative targets relate primarily to growth and operational performance of the South African portion of the business.

The Remuneration Committee may award between 0% and 105% of Mr. Kotzé annual base salary, between 0% and 78.75% of Mr. Smith's annual base salary, between 0% and 67.5% of Mr. Pillay's annual base salary, based on its assessment of each executive's progress against these quantitative targets.

Qualitative Portion of the Cash Incentive Award Plan

Mr. Kotzé will be entitled to receive up to 30% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria which include:

  Progress with implementation of strategic plans focusing on expansion and succession issues;
  Progress with certain business relationships;
  Regular interaction with investors;
  Simplification of internal and external financial reporting; and
  Personnel and management goals.

Mr. Smith will be entitled to receive up to 22.50% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria which include:

  Efficient cash and cost management;
  Accurate and timely reporting of group and divisional financial performance;
  Support and collaboration with other departments to achieve their objectives;
  Simplification of internal and external financial reporting;
  Successful integration of new consolidated entities into US GAAP reporting framework; and
  Regular interaction with investors.

Mr. Pillay will be entitled to receive up to 30% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria which include:

  Progress with initiatives and expansion of the Company's South African businesses; and
  Supporting non-South African operations to attract new customers and/ or launch new initiatives.

The Remuneration Committee may award between 0% and 100% of 30% of Messrs. Kotzé and Pillay's annual base salary and between 0% and 100% of 22.50% of Mr. Smith's annual base salary, based on its assessment of progress against these objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: December 16, 2019	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer